UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 12, 2021

Alfi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40294	30-1107078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

429 Lenox Avenue, Suite 547
Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 395-4520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALF	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $4.57	ALFIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Friedman LLP

On October 29, 2021, Alfi, Inc. (the “Company”) was notified by email by Friedman LLP (“Friedman”) that the firm resigned as the Company’s independent registered public accounting firm. As discussed below, the Company engaged Friedman on October 18, 2021 and, accordingly, Friedman has not issued any report on the Company’s financial statements.

The Company is in the process of determining the disclosures that are required by Item 4.01 of Form 8-K in connection with such resignation, including with respect to: (i) “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures; and (ii) “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K). Since Friedman’s resignation, the Company has not been able to discuss such matters with Friedman but intends on doing so. The Company intends to file an amendment to this Current Report on Form 8-K (this “Current Report”) to provide the disclosures required by Item 4.01 of Form 8-K in connection with Friedman’s resignation.

On October 18, 2021, the Company engaged Friedman to serve as its independent registered public accounting firm to audit the consolidated balance sheet of the Company as of December 31, 2021, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, cash flows and related notes for the year then ended. The decision to engage Friedman as the Company’s independent registered public accounting firm was approved by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”). During the two most recent fiscal years ended December 31, 2020 and 2019, and during the subsequent interim period from January 1, 2021 through the date of Friedman’s engagement, to the knowledge of the Company’s current management and the current members of the Audit Committee, neither the Company nor anyone on its behalf consulted Friedman regarding either: (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Friedman concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as such term is defined in Item 304 (a)(1)(v) of Regulation S-K).

The Company will provide Friedman with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and request that Friedman furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether Friedman agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The Company will file an amendment to this Current Report within two business days of receipt of the letter from Friedman.

Slack & Company CPAs, LLC

Prior to Friedman, Slack & Company CPAs, LLC (“Slack”) served as the Company’s independent registered public accounting firm and audited the Company’s consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the two years then ended, and the related notes. In August 2021, Slack notified the Company that it was resigning as the Company’s independent registered public accounting firm after Slack completed the work necessary for the Company to file its Quarterly Report on Form 10-Q for quarter ended June 30, 2021, due to the Slack firm closing its business.

Slack’s report on the Company’s consolidated financial statements as of December 31, 2020 and 2019, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph that stated that the Company had a loss from operations and an accumulated deficit and intends to fund operations through future financing, of which no assurance can be given that the Company will be successful in raising such capital, and which factors raised substantial doubt about the Company’s ability to continue as a going concern.

During the two most recent fiscal years ended December 31, 2020 and 2019 and the subsequent interim period from January 1, 2021 through the date of Slack’s resignation: (i) there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Slack on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Slack, would have caused Slack to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements for such years; and (ii) there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Slack with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that Slack furnish the Company with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether Slack agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. As the Slack firm has closed, the Company does not expect to receive such letter from Slack.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of a Director

On October 27, 2021, the Board received by email a letter from Richard Mowser, a director of the Company (the “Resignation Letter”), pursuant to which Mr. Mowser resigned as a member of the Board effective immediately. Prior to such resignation, Mr. Mowser served as the Chair of the Board’s Audit Committee and as a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee (the “Nominating Committee”).

In the Resignation Letter, Mr. Mowser made statements regarding his disagreements with the Company relating to its operations, policies and practices, indicating that he tendered his resignation based on the actions taken by the Board at its meeting held on October 22, 2021. As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2021 (the “Prior Form 8-K”), the Board placed each of Paul Pereira, the Company’s President and Chief Executive Officer, Dennis McIntosh, the Company’s Chief Financial Officer and Treasurer, and Charles Pereira, the Company’s Chief Technology Officer, on paid administrative leave and authorized an independent internal investigation regarding certain corporate transactions and other matters.

Mr. Mowser states in the Resignation Letter, among other things, that “The decision to replace the CEO/Founder, the CFO and the CTO in my opinion was personal and calculated and driven by certain directors/shareholders to take control of the company without any regard for due process.” In the Resignation Letter, Mr. Mowser disagrees with the actions taken by the Board at its October 22, 2021 meeting, the reasons and motivations therefor, and the process by which such actions were taken and with the selection process for, and qualifications of, the individuals to replace such officers.

The majority of directors on the Board disagree with the assertions and conclusions made by Mr. Mowser in the Resignation Letter and take particular exception to his characterizations of reasons and motivations of the directors who voted in favor of such actions.

A copy of the Resignation Letter is attached as Exhibit 17.1 to this Current Report, and is incorporated herein by this reference. All descriptions of the contents of the Resignation Letter in this Current Report are qualified in their entirety by references to the full text of the Registration Letter.

The Company will provide Mr. Mowser a copy of the disclosures it is making in this Item 5.02 no later than the day the Company files the disclosures with the SEC. The Company will provide Mr. Mowser with the opportunity to furnish the Company, as promptly as possible, with a letter addressed to the Company stating whether Mr. Mowser agrees with the statements made by the Company in this Item 5.02 and, if not, stating the respects in which he does not agree. The Company will file any letter provided by Mr. Mowser in relation thereto by amendment to this Current Report within two business days after receipt by the Company.

(d) Election of Directors

On November 1, 2021, the Board, upon recommendation of the Nominating Committee, appointed each of Patrick Dolan and Allen Capsuto to serve as a director of the Company. Mr. Capsuto was also appointed by the Board, upon recommendation of the Nominating Committee, to serve as the Chairman of the Audit Committee.

Mr. Dolan, age 59, is the former President and COO of the Interactive Advertising Bureau (“IAB”), an advertising business organization that develops industry standards, conducts research and provides legal support for the online advertising industry. Mr. Dolan was with IAB for 13 years, from 2007 through January 2021. During this time, he founded its Data Council and Data Center of Excellence, co-founded its Video and Mobile Centers of Excellence and was a founding executive board member of the IAB Tech Lab. He helped expand the Digital Content NewFronts and establish the IAB Podcast Upfront’s and IAB’s Digital Sales Certification Program. Currently, Mr. Dolan is providing advising and consulting services. Mr. Dolan received his BA in economics from the University of Virginia and his MBA from Virginia Commonwealth University.

Mr. Capsuto, age 69, has served as a Managing Director of Everest Group International, LLC, which provides stakeholder services in the areas of Professional Advisory, Mergers and Acquisitions, since 2015. He is also the founder and principal of Capsuto Consulting LLC, which provides consulting services for high net worth individuals. From 2002 to 2007, Mr. Capsuto served as Executive Vice President and CFO of Magnatrax Corporation, a provider of custom-engineered metal building systems for the North American nonresidential construction market. He has served on the Board of Directors of QualServ Corporation (Chairman), Champion Homes (Audit Chair), CCLM Holdings (Chairman), Euramax (Compensation Committee), Magnatrx China JV-steel company, EquipMD (Chairman) and as the sole Trustee of the Magnatrax Shareholders Liquidity Trust. Mr. Capsuto received his BS in Computer Science and Math from the University of Illinois – Chicago and his MBA from Roosevelt University.

The Company has not yet made any determinations regarding the compensation Messrs. Dolan and Capsuto may receive for their service as directors. There are no arrangements or understandings between either Mr. Dolan or Mr. Capsuto and any other person pursuant to which either of them was elected as a director of the Company. There are no family relationships between either Mr. Dolan or Mr. Capsuto and any director or executive officer of the Company, and neither Mr. Dolan nor Mr. Capsuto has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Information.

As previously reported on the Prior Form 8-K, on October 22, 2021, the Board placed each of Messrs. P. Pereira, McIntosh and C. Pereira on paid administrative leave and authorized an independent internal investigation regarding certain corporate transactions and other matters. The Company wishes to disclose additional information regarding the foregoing matters.

The corporate transactions that precipitated the Board’s actions to place the executives on paid administrative leave and to authorize the independent internal investigation included: (i) the Company’s purchase of a condominium for a purchase price of approximately $1.1 million and the related erroneously certified corporate resolution regarding the unanimous approval by the Board and the Company’s stockholders of such purchase, and (ii) the Company’s commitment to sponsor a sports tournament in the amount of $640,000, a portion of which was payable through the issuance by the Company of unregistered shares of the Company’s common stock, and as to which the Company would be obligated to pay additional cash amounts if the net proceeds received by the recipient upon the sale of such shares are less than an amount specified in the contract and for which the Company would be given a credit toward sponsorship or attendance at events in the future if the net proceeds received by the recipient upon the sale of such shares exceed an amount specified in the contract. (The Company’s entry into the contract for the purchase of the condominium was disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.) These transactions were undertaken by the Company’s management without sufficient and appropriate consultation with or approval by the Board. The independent internal investigation is expected to investigate the details of the above-noted transactions and any other matters that come to the Board’s attention regarding actions taken by the executives in their management of the Company. One of the goals of the independent internal investigation is to help the Company in developing improved corporate governance policies and procedures to ensure that the Board is provided the opportunity to consider and provide appropriate input to the Company’s management on significant corporate transactions. If, during the course of the independent internal investigation, the Board uncovers any wrongdoing, it will take appropriate action with respect to the person or persons responsible therefor.

Item 9.01	Financial Statements and Exhibits

Exhibit 17.1	Resignation Letter from Richard Mowser.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALFI, INC.

By:	/s/ Peter Bordes
Peter Bordes
Interim Chief Executive Officer

Date: November 1, 2021